EXHIBIT 10.1

Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This First Amendment (this “Agreement”) to the Credit Agreement (as defined below) is dated as of February 17, 2012, and effective in accordance with Section 3 below, by and among CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., a Delaware corporation (“Holdings”), CONSOLIDATED COMMUNICATIONS, INC., an Illinois corporation (the “Borrower”), the Subsidiary Loan Parties, the Lenders party hereto (collectively, the “Consenting Lenders”) pursuant to an authorization (in the form attached hereto as Exhibit A, each a “Lender Authorization”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent.

STATEMENT OF PURPOSE:

Holdings, the Borrower, the Lenders and the Administrative Agent are parties to that certain Amended and Restated Credit Agreement dated as of June 8, 2011 (as amended, supplemented or otherwise modified as of the date hereof, the “Credit Agreement”).

The Borrower has requested that the Administrative Agent and the Lenders agree to amend the Credit Agreement as more specifically set forth herein.  Subject to the terms and conditions set forth herein, the Administrative Agent and each of the Consenting Lenders have agreed to grant such request of the Borrower.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms.  All capitalized undefined terms used in this Agreement (including, without limitation, in the introductory paragraph and the statement of purpose hereto) shall have the meanings assigned thereto in the Credit Agreement.

2. Amendments to Credit Agreement.  Subject to the terms and conditions set forth herein and the effectiveness of this Agreement in accordance with its terms, the parties hereto agree that the Credit Agreement is amended by:

(a) amending Section 1.01 of the Credit Agreement by adding the following defined terms in proper alphabetical order:

“ ‘Permitted Escrow Debt’ means Indebtedness issued by an Unrestricted Subsidiary (a) as to which neither Holdings nor any of its Subsidiaries is directly or indirectly liable as a guarantor or otherwise, or constitutes the lender, (b) the proceeds of which shall be escrowed for a Permitted Acquisition or for the permanent repayment or refinancing of Loans or other Indebtedness permitted to be repaid or refinanced hereunder (including, without limitation, the return of such escrowed proceeds and amounts held by such Subsidiary for payment of interest, fees and expenses related to the Permitted Escrow Debt to the holders of such Permitted Escrow Debt).”

“Permitted Escrow Debt Proceeds” means the proceeds of any Permitted Escrow Debt plus an amount sufficient to pay fees, accrued interest and related expenses on such Permitted Escrow Debt from the issuance thereof to the termination date of such escrow and the applicable escrow account.”

 “ ‘Unrestricted Subsidiary’ means any wholly owned Subsidiary of Holdings, but only to the extent that, and for so long as, such Subsidiary:

(a)           has been designated by the Borrower as an Unrestricted Subsidiary and such designation has not been revoked or rescinded; and

(b)           (i) was created solely for the purpose of issuing Permitted Escrow Debt and activities reasonably related or incidental thereto, (ii) has no assets other than Permitted Escrow Debt Proceeds, (iii) has no Indebtedness or liabilities other than Permitted Escrow Debt and liabilities reasonably related or incidental thereto and (iv) does not engage in any activities other than issuing Permitted Escrow Debt, holding Permitted Escrow Debt Proceeds and activities reasonably related or incidental thereto (including the assignment of Permitted Escrow Debt and Permitted Escrow Debt Proceeds to Holdings, the Borrower or any Subsidiary Loan Party as permitted under Section 6.01 or the return of such Permitted Escrow Debt Proceeds plus the payment of accrued interest and fees to the holders of such Permitted Escrow Debt).

Any designation of a Subsidiary of Holdings as an Unrestricted Subsidiary shall be evidenced to the Administrative Agent by a certificate of an Authorized Officer of the Borrower certifying that such designation complied with the preceding conditions.  If, at any time, any Unrestricted Subsidiary fails to meet any of the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and the other Loan Documents, shall be subject to all of the provisions of this Agreement and the other Loan Documents that are applicable to Subsidiaries and any Indebtedness and Liens of such Subsidiary shall be deemed to be incurred by a Subsidiary of Holdings as of such date and, if such Indebtedness or Lien is not permitted to be incurred as of such date under Section 6.01 or Section 6.02, as applicable, Holdings will be in default of such covenant.”

(b) amending Section 1.01 of the Credit Agreement by amending the definition of “Available Proceeds” by:

(i)	inserting “or” immediately following the reference to “Section 6.04,” in such definition; and

(ii)	deleting the phrase “or a repurchase or redemption of Indebtedness pursuant to Section 6.10” in such definition;

(c) amending Section 1.01 of the Credit Agreement by adding the following sentences to the end of the definition of “Consolidated Interest Expense”:

“Any interest, expenses or fees paid to the holders of any Permitted Escrow Debt by an Unrestricted Subsidiary shall be deemed to be Consolidated Interest Expense for all purposes of this Agreement.  Without duplication of the immediately preceding sentence, solely for purposes of determining Available Cash, any amount invested by the Borrower or any of its Subsidiaries in an Unrestricted Subsidiary pursuant to Section 6.04(xvi) (net of any amounts distributed back to the Borrower or any of its Subsidiaries) shall be deemed to be Consolidated Interest Expense for all purposes under this Agreement.”

(d) amending Section 1.01 of the Credit Agreement by amending the definition of “Permitted Refinancing” by:

(i)	adding the following sentence to the end of clause (b)(ii) thereof:

“unless such maturity is at least one year after the Initial Term-2 Loan Maturity Date,” and

(ii)	adding the phrase “or shall be a Loan Party” to the end of clause (c) thereof.

(e) Amending Section 1.01 of the Credit Agreement by adding the phrase “, Section 6.01(a)(xviii)” immediately following the reference to “Section 6.01(a)(ii)” in the definition of “Revolving-2 Maturity Date”;

(f) amending Section 1.01 of the Credit Agreement by deleting existing clause (b) of the definition of “Subject Payments” in its entirety and re-lettering existing clause (c) as new clause (b);

(g) amending Section 1.01 of the Credit Agreement by adding the following sentence to the end of the definition of “Subsidiary”:

“Notwithstanding the foregoing (except as used in the definition of Unrestricted Subsidiary contained herein), an Unrestricted Subsidiary shall be deemed not to be a Subsidiary of Holdings, the Borrower or any of their respective Subsidiaries for purposes of this Agreement or any other Loan Document, and the financial statements and consolidation of accounts of Holdings and its Subsidiaries shall not, for purposes of this Agreement, be consolidated with any Unrestricted Subsidiary.”

(h) amending Section 6.01 of the Credit Agreement by:

(i)	inserting “Holdings,” immediately before the first reference to “the Borrower” in clause (a)(v) of such Section; and

(ii)	amending and restating clause (a)(xviii) of such Section in its entirety as follows:

“(xviii)                 unsecured Indebtedness of any Loan Party (including, without limitation, the assumption of Indebtedness pursuant to a merger with or assignment by an Unrestricted Subsidiary), the Net Cash Proceeds of which are used to permanently repay Loans or to finance Capital Expenditures or Investments by the Borrower or any Subsidiary, in each case on terms and conditions satisfactory to the Administrative Agent; provided that:

(A)                  no Default or Event of Default has occurred and is continuing;

(B)       after giving effect to any such incurrence of Indebtedness and the use of proceeds therefrom (and any other Indebtedness incurred or assumed since the last day of the immediately preceding Test Period including any Indebtedness to be assumed in accordance with Section 6.01(a)(xvii) or otherwise incurred substantially concurrently with the transaction being financed), and if applicable, the consummation of any acquisition financed with such Indebtedness, either (1) the Total Net Leverage Ratio would be less than or equal to 4.75:1.00; or (2) solely in the case of Indebtedness incurred in connection with a Permitted Acquisition, the Borrower shall have certified in writing to the Administrative Agent that the Total Net Leverage Ratio shall be lower than the Total Net Leverage Ratio calculated immediately prior to giving pro forma effect to the incurrence and assumption (if any) of such Indebtedness and the consummation of such Permitted Acquisition;

(C)                 such Indebtedness shall not be recourse to or guaranteed by any Person that is not a Loan Party; and

(D)                  such Indebtedness matures at least one year after the Initial Term-2 Loan Maturity Date and does not have a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Initial Term-2 Loans (provided that a customary bridge facility that matures inside the date provided above, but is subject to a conversion to extended term loans and exchange notes that mature beyond the date provided above shall be deemed to comply with this clause);

and any Permitted Refinancing thereof.”

(i) amending Section 6.04 of the Credit Agreement by:

(i)	deleting “and” at the end of clause (xiv) thereof;

(ii)	deleting the phrase “or repurchases or redemptions of Indebtedness permitted by Section 6.10(b).” in clause (xv) thereof and replacing it with “; and”; and

(iii)	adding the following new clause (xvi):

“(xvi)  contributions to Unrestricted Subsidiaries solely of amounts to fund the payment of fees, accrued interest and expenses on Permitted Escrow Debt.”

(j) amending Section 6.07 of the Credit Agreement by deleting the phrase “or repurchase or redeem Indebtedness in accordance with Section 6.10(b)(iii)” in clause (iii) thereof;

(k) amending Section 6.09 of the Credit Agreement by adding “or Section 6.01(a)(xviii)” immediately following the reference to “Section 6.01(a)(ii)” in clause (iv) thereof;

(l) amending Section 6.10 of the Credit Agreement by:

(i)	adding the phrase “, any document governing any Indebtedness issued pursuant to Section 6.01(a)(xviii)” immediate following the reference to “Effective Date” in clause (a) thereof; and

(ii)	deleting the “(a)” in clause (a) thereof and deleting clause (b) thereof in its entirety.

3. Conditions to Effectiveness.  Upon the satisfaction or waiver of each of the following conditions, this Agreement shall be deemed to be effective (the date of such satisfaction, the “First Amendment Effective Date”):

(a) the Administrative Agent shall have received counterparts of this Agreement executed by the Administrative Agent, the Consenting Lenders constituting Requisite Lenders and each of the Loan Parties;

(b) the Borrower shall have paid to the Administrative Agent (or its applicable affiliate), for the account of each Consenting Lender (including Wells Fargo) that executes and delivers this Agreement to the Administrative Agent (or its counsel) on or prior to 12:00 p.m. (Eastern Time) on February 14, 2012, an amendment fee in an amount equal to 0.125% of the sum of the Revolving Commitments and outstanding Term Loans of each such Consenting Lender;

(c) the Administrative Agent and the Arranger shall have been paid or reimbursed for all fees and out-of-pocket charges and other expenses incurred in connection with this Agreement, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent; and

(d) the Administrative Agent shall have received such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the execution of this Agreement.

4. Effect of this Agreement.  Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.  Except as expressly set forth herein, this Agreement shall not be deemed (a) to be a waiver of, or consent to, a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document, (b) to prejudice any other right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Holdings, the Borrower, any Subsidiary Loan Party or any other Person with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents or (d) to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Loan Parties, on the one hand, and the Administrative Agent or any other Lender, on the other hand.  References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, and “hereof”) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

5. Representations and Warranties/No Default.  By its execution hereof,

(a)           the Borrower represents and warrants that the representations and warranties contained in each Loan Document (including this Agreement) are true and correct on and as of the date hereof, other than any such representations or warranties that, by their express terms, refer to an earlier date, in which case they shall have been true and correct on and as of such earlier date and that no Default or Event of Default has occurred and is continuing as of the First Amendment Effective Date; and

(b)           each Loan Party hereby certifies, represents and warrants to the Administrative Agent and the Lenders that:

(i)           it has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each other document executed in connection herewith to which it is a party in accordance with their respective terms and the transactions contemplated hereby; and

(ii)           this Agreement and each other document executed in connection herewith has been duly executed and delivered by the duly authorized officers of each Loan Party, and each such document constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

6. Reaffirmation of Guaranty. Each of Holdings and each Subsidiary Loan Party (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge such Person’s obligations under the Loan Documents.

7. Reaffirmation of Security Interests. Each Loan Party (a) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and (b) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Loan Documents.

8. Other Interpretive Provisions.  Each Loan Party, each Lender and the Administrative Agent agrees that any definition of or reference to any agreement, instrument or other document in the Credit Agreement or other Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document).

9. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

10. Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery by telecopier or electronic mail of an executed counterpart of a signature page to this Agreement or Lender Authorization shall be effective as delivery of an original executed counterpart of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

BORROWER:

CONSOLIDATED COMMUNICATIONS, INC., as Borrower

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Senior Vice President and Chief Financial Officer

First Amendment
Consolidated Communications, Inc.
Signature Page

GUARANTORS:

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC., as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS ENTERPRISE SERVICES, INC., as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS SERVICES COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF FORT BEND COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Senior Vice President and Chief Financial Officer

CONSOLIDATED COMMUNICATIONS OF TEXAS COMPANY, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Senior Vice President and Chief Financial Officer

First Amendment
Consolidated Communications, Inc.
Signature Page

CONSOLIDATED COMMUNICATIONS OF PENNSYLVANIA COMPANY, LLC, as Guarantor

By:	/s/ Steven L. Childers
Name:	Steven L. Childers
Title:	Senior Vice President and Chief Financial Officer

First Amendment
Consolidated Communications, Inc.
Signature Page

ADMINISTRATIVE AGENT:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent on behalf of itself and each Consenting Lender

By:	/s/ Daniel R. Van Aken
Name:	Daniel R. Van Aken
Title:	Director

First Amendment
Consolidated Communications, Inc.
Signature Page

Exhibit A

Form of Lender Authorization

[See Attached]

LENDER AUTHORIZATION AND CONSENT

Consolidated Communications, Inc.
First Amendment to Amended and Restated Credit Agreement

Wells Fargo Bank, National Association,
as Administrative Agent
MAC D1109-019
1525 West W.T. Harris Blvd.
Charlotte, North Carolina 28262
Attention:  Syndication Agency Services

Re:
First Amendment to be dated on or about February 14, 2012 (the “Amendment”) to Amended and Restated Credit Agreement dated as of June 8, 2011 (as amended, the “Credit Agreement”) by and among Consolidated Communications Holdings, Inc., as a Guarantor (“Holdings”), Consolidated Communications, Inc. (the “Borrower”), the Subsidiary Loan Parties, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent (the “Administrative Agent”)

This authorization acknowledges our receipt and review of the execution copy of the Amendment in the form posted on the Consolidated SyndTrak Online workspace.  By executing this authorization, we hereby approve the Amendment and authorize the Administrative Agent to execute and deliver the Amendment on our behalf.

[Insert name of applicable financial institution]

By:
Name:
Title:

First Amendment
Consolidated Communications, Inc.
Lender Authorization